CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Statements and Experts”, and “Representations and Warranties” and to the use of our report dated October 16, 2007 with respect to Dreyfus Bond Funds, Inc. – Dreyfus Premier High Income Fund, which is incorporated by reference in this Registration Statement on Form N-14 of The Dreyfus/Laurel Funds Trust.

/S/ ERNST & YOUNG LLP

New York, New York

July 2, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

The Dreyfus/Laurel Funds Trust and

The Board of Directors

Dreyfus Bond Funds, Inc.:

We consent to the use of our report dated February 22, 2008 incorporated by reference herein and to the references to our firm herein.

/s/ KPMG LLP

New York, New York

July 2, 2008